                                                                      EXHIBIT 11

                        PAULA FINANCIAL AND SUBSIDIARIES

               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                       YEARS ENDED DECEMBER 31,
                                                             ----------------------------------------------
                                                               1999               1998               1997
                                                             --------           --------           --------
Net income (loss)                                            $(13,739)          $ (4,877)          $  5,159
                                                             --------           --------           --------
                                                             --------           --------           --------

Weighted average shares outstanding for calculating
          basic earnings per share                              5,848              6,228              2,737

Convertible preferred stock                                         -                  -              1,527
                                                             --------           --------           --------

Warrants                                                            -                  -                 49
                                                             --------           --------           --------

Options
                                                                    -                  -                352
                                                             --------           --------           --------

Total shares for calculating diluted earnings
          per share                                             5,848              6,228              4,665
                                                             --------           --------           --------
                                                             --------           --------           --------


Basic earnings (loss) per share                              $  (2.35)          $  (0.78)          $   1.88
                                                             --------           --------           --------
                                                             --------           --------           --------

Diluted earnings (loss) per share                            $  (2.35)          $  (0.78)          $   1.11
                                                             --------           --------           --------
                                                             --------           --------           --------


Options are excluded from the calculation of diluted loss per share as the inclusion of such options would have an anti-dilutive effect.